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                                                                    Exhibit (10)


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Financial Highlights" in the Prospectus and "Auditors" in the Statement of Additional Information and to the incorporation by reference of our report dated August 19, 2002 in this Registration Statement (Form N-1A No. 2-78310) of UBS PaineWebber RMA Tax-Free Fund, Inc. (consisting of UBS PaineWebber RMA Money Market Portfolio, UBS PaineWebber RMA U.S. Government Portfolio and UBS PaineWebber Retirement Money Fund).



                                               /s/ ERNST & YOUNG LLP

                                               ERNST & YOUNG LLP



New York, New York
August 26, 2002